                                   EXHIBIT 99
               TO THE RJR NABISCO HOLDINGS CORP./RJR NABISCO, INC.
                                  ANNUAL REPORT
                                       ON
                                    FORM 10-K
     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 1998
                         EXPANDED LITIGATION DISCLOSURE



                           TOBACCO-RELATED LITIGATION

    OVERVIEW. Various legal actions, proceedings and claims are pending or may be instituted against R.J. Reynolds Tobacco Company ("RJRT") or its affiliates (including, with increasing frequency, RJRN and RJRN Holdings) or indemnitees, including those claiming that lung cancer and other diseases as well as addiction have resulted from the use of or exposure to RJRT's tobacco products. During 1998, 334 new actions were served against RJRT and/or its affiliates or indemnitees and 183 such actions were dismissed or otherwise resolved in favor of RJRT and/or its affiliates or indemnitees without trial. There have been noteworthy increases in the number of these cases pending. On December 31, 1998, there were 664 active cases pending, as compared with 516 on December 31, 1997, 234 on December 31, 1996 and 134 on December 31, 1995. As of March 15, 1999, 658 active cases were pending against RJRT and/or its affiliates or indemnitees: 653 in the United States; two in Canada; one in each of the Marshall Islands, Nigeria and Puerto Rico.

    The U.S. cases are pending in 42 U.S. states and the District of Columbia. The breakdown is as follows: 126 in West Virginia; 122 in Florida; 109 in New York; 53 in California; 29 in Massachusetts; 24 in Louisiana; 17 in Pennsylvania; 16 in Tennessee; 15 in Texas; 14 in the District of Columbia; 12 in Alabama; 11 in New Jersey; nine in each of Illinois and Mississippi; six in each of Iowa and Ohio; five in each of Indiana, Maryland and Minnesota; four in each of Arkansas, Georgia, Missouri, Nevada, Oklahoma, Rhode Island and Virginia; three in each of Arizona and New Mexico; two in each of Colorado, Hawaii, Kansas, Kentucky, Michigan, North Carolina, North Dakota, South Carolina, South Dakota, Utah and Washington; one in each of Nebraska, New Hampshire, Oregon and Wisconsin. Of the 653 active U.S. cases, 136 are pending in federal court, 512 in state court and five in tribal court. Most of these cases were brought by individual plaintiffs, but an increasing number, discussed below, seek recovery on behalf of third parties or large classes of claimants.

    THEORIES OF RECOVERY. The plaintiffs in these actions seek recovery on a variety of legal theories, including, among others, strict liability in tort, design defect, negligence, special duty, voluntary undertaking, breach of warranty, failure to warn, fraud, misrepresentation, unfair trade practices, conspiracy, aiding and abetting, unjust enrichment, antitrust, Racketeer Influenced and Corrupt Organization Act ("RICO"), indemnity, medical monitoring and common law public nuisance. Punitive damages, often in amounts ranging into the hundreds of millions or even billions of dollars, are specifically pleaded in a number of cases in addition to compensatory and other damages. Fourteen of the 653 active cases in the United States involve alleged non-smokers claiming injuries purportedly resulting from exposure to environmental tobacco smoke. Fifty-eight cases purport to be class actions on behalf of thousands of individuals. Purported classes include individuals claiming to be addicted to cigarettes, individuals and their estates claiming illness and death from cigarette smoking, persons making claims based on alleged exposure to environmental tobacco smoke, African-American smokers claiming their civil rights have been violated by the sale of menthol cigarettes, purchasers of cigarettes claiming to have been defrauded and seeking to recover their costs, and Blue Cross/Blue Shield subscribers seeking reimbursement for premiums paid. Approximately 111 of the active cases seek, INTER ALIA, recovery of the cost of Medicaid payments or other health-related costs paid for treatment of individuals suffering from diseases or conditions allegedly related to tobacco use. Nine, brought by entities administering asbestos liability, seek contribution for the costs of settlements and judgments.

    DEFENSES. The defenses raised by RJRT and/or its affiliates, where applicable, include preemption by the Federal Cigarette Labeling and Advertising Act of some or all such claims arising after 1969; the lack of any defect in the product; assumption of the risk; contributory or comparative fault; lack of proximate cause; and statutes of limitations or repose; and, when applicable, additional statutory, equitable, constitutional and other defenses. RJRN and RJRN Holdings have asserted additional defenses, including jurisdictional defenses, in many of these cases in which they are named.

    INDUSTRY TRIAL RESULTS. Juries have found for plaintiffs in five smoking and health cases in which RJRT was not a defendant. In one such case, no damages were awarded and the judgment was affirmed on appeal. The jury awarded plaintiffs $400,000 in another such case, CIPOLLONE V. LIGGETT GROUP, INC., but the award was overturned on appeal and the case was subsequently dismissed. In the third such case, on August 9, 1996, a Florida jury awarded damages of $750,000 to an individual plaintiff. That case, CARTER V. BROWN & WILLIAMSON, was overturned on appeal on June 22, 1998. In another Florida case brought by the same attorney, WIDDICK V. BROWN & WILLIAMSON, a state court jury awarded the plaintiff approximately $1 million in compensatory and punitive damages on June 10, 1998. On January 29, 1999, the Florida Court of Appeals reversed this verdict and ordered a new trial in a different location (Palm Beach County). On February 9-10, 1999, in HENLEY V. PHILIP MORRIS, INC., a San Francisco state court jury awarded an individual smoker $1.5 million in compensatory damages and $50 million in punitive damages. Philip Morris has stated that it will file motions with the trial judge requesting that the verdict be set aside and/or reduced. Depending upon the outcome of those motions, Philip Morris may appeal the judgment.

    On May 5, 1997, in an individual case filed against RJRT, brought by the same attorney who represented plaintiffs in the CARTER and WIDDICK cases, a Florida state court jury found no RJRT liability (CONNOR V. R. J. REYNOLDS TOBACCO CO.). On October 31, 1997, in still another case (KARBIWNYK V. R.J. REYNOLDS TOBACCO COMPANY) brought by the same attorney, another Florida state court jury found no RJRT liability. On March 19, 1998, an Indiana state court found for RJRT, RJRN Holdings and other defendants in an individual case, DUNN
V. RJR NABISCO HOLDINGS CORP., in which plaintiffs sought damages for the alleged harm caused to a non-smoker by environmental tobacco smoke. Finally, on March 18, 1999, the jury in an Ohio federal district court found for the defendants, including RJRT, on all counts in a class-action union trust-fund case, IRONWORKERS LOCAL 17 V. PHILIP MORRIS.

                                  CLASS ACTIONS

         A smoking and health class action against United States cigarette manufacturers including RJRT, in which a class was certified consisting of "all non-smoking flight attendants who are or have been employed by airlines based in the United States" and who are allegedly suffering from exposure to ETS aboard aircraft, BROIN, ET AL. v. PHILIP MORRIS, INC., ET AL., Circuit Court of the Eleventh Judicial Circuit in and for Dade County, Florida, Case No. 91-49738-CA-20, was settled in October 1997. The settlement's principal terms are described in the 1997 Form 10-K. See Item 1, " Business-Tobacco-Litigation Affecting the Cigarette Industry-Interim Agreements." In March 1999, Florida's Third District Court of Appeal approved the settlement.

         In another smoking and health class action against United States cigarette manufacturers including RJRT, pending in Florida state court since May 1994, a class has been certified consisting of all Florida citizens and residents and their survivors who have suffered injury "caused by their addiction to cigarettes that contain nicotine." ENGLE, ET AL. v. R.J. REYNOLDS TOBACCO COMPANY, ET AL., Circuit Court of the Eleventh Judicial Circuit in and for Dade County, Florida, Case No. 94-08273-CA-20. Phase 1 of the trial is currently underway.

         In March 1994, a smoking and health class action was filed in Alabama state court against three United States cigarette manufacturers including RJRT and was subsequently removed to federal court. LACEY, ET AL. v. LORILLARD TOBACCO COMPANY, INC., ET AL., United States District Court, Northern District of Alabama, Jasper Division, Civil Action No. 94-4-B-0901-J. Plaintiffs, claiming to represent all smokers who had smoked or were smoking cigarettes sold by defendants in the State of Alabama, sought compensatory and punitive damages not to exceed $48,500 per each class member as well as injunctive relief arising from defendants' alleged failure to disclose additives used in their cigarettes. On January 31, 1997, the judge granted defendants' motion for summary judgment based on preemption by the Cigarette Labeling Act. Plaintiffs did not appeal, and the case has been closed.

         In March 1994, a smoking and health class action was filed in federal district court in Louisiana against United States cigarette manufacturers, including RJRT, and others, including RJRN, seeking certification of a purported class consisting of all United States residents who allege that they are addicted, or are the legal survivors of persons who were addicted, to tobacco products. CASTANO, ET AL. v. THE AMERICAN TOBACCO COMPANY, INC., ET AL., United States District Court, Eastern District of Louisiana, Case No. 94-1044. Plaintiffs alleged that the cigarette manufacturers concealed and/or misrepresented information regarding the addictive nature of nicotine and manipulated the levels of nicotine in their tobacco products to make such products addictive. In February 1995, the trial court certified the class. In May 1996, the Fifth Circuit Court of Appeals reversed the trial court's class certification and remanded the case with instructions that the class allegations be dismissed. The class was decertified. Summary judgment motions against the two remaining named plaintiffs in this case were denied on February 21, 1997. The parties have agreed to move for dismissal of the remaining individual case with a right to replead after November 15, 1998.

         In September 1994, a smoking and health class action was filed in federal district court in Louisiana against United States cigarette manufacturers, including RJRT, and others, including RJRN, seeking certification of a purported class of all residents or domiciliaries of the United States who used and became addicted to tobacco products. GRANIER v. THE AMERICAN TOBACCO COMPANY, ET AL., United States District Court, Eastern District of Louisiana, Case No. 94-3096. In November 1994, the plaintiffs' motion to consolidate the case with CASTANO was stayed pending the decision on the issue of class certification in CASTANO. The case remains inactive.

         In January 1995, a purported class action was filed in the Ontario Court of Justice, Toronto, Canada against RJR-MacDonald, Inc. and two other Canadian cigarette manufacturers. LETOURNEAU v. ROTHMANS ET AL., Ontario Court of Justice, Toronto, Canada, Court File No. 95-CU-82186 (now captioned CAPUTO v. IMPERIAL TOBACCO LIMITED, ET AL.). The lawsuit seeks damages in the amount of $1,000,000 (Canadian) per class member and punitive and exemplary damages and an order requiring the funding of rehabilitation centers. Plaintiffs seek certification of a class of persons consisting of all current and former cigarette smokers in Ontario, their families and the estates of deceased smokers. Plaintiffs have filed class certification materials, most recently in January 1997, but no motion has yet been made for class certification.

         Following the announcement of the Fifth Circuit's class decertification decision in CASTANO, lawyers for the plaintiffs announced that they would file "state-wide" class actions in state courts. Subsequently, class actions based on claims similar to those in CASTANO (a "nicotine-dependence class action") and, in some cases, claims of physical injury (a "physical injury class action") and medical monitoring were filed in a number of states, as described below.

         Immediately prior to the Fifth Circuit's decision in the CASTANO case, a purported nicotine-dependence class action was filed in Indiana state court against United States cigarette manufacturers, including RJRT, and others, including RJRN Holdings. In June 1996, defendants removed the case to federal court. Plaintiffs' motion to remand the case to state court was granted. NORTON, ET AL. v. RJR NABISCO HOLDINGS CORPORATION, ET AL., Superior Court, Madison County, Indiana, Case No.48D01-9605-CP-0271.

         In October 1995, a purported physical injury class action was filed in Florida state court against United States cigarette manufacturers, including RJRT, and others. WALTERS, ET AL. v. BROWN & WILLIAMSON TOBACCO CORP., ET AL., Circuit Court, Fourth Judicial District, Duval County, Florida. RJRT was not served within the 120 days that Florida law provides to effect service.

         In May 1996, a purported physical injury and nicotine-dependence class action was filed in Maryland state court against United States cigarette manufacturers, including RJRT, and others, including RJRN. The case was removed by defendants to federal court and was subsequently remanded to state court. RICHARDSON, ET AL. v. PHILIP MORRIS, INC., ET AL., Circuit Court for Baltimore City, No. 96145050. On January 28, 1998, the Circuit Court for Baltimore City granted plaintiffs' motion for class certification. The Maryland Court of Appeals is reviewing defendants' petition for a writ of mandamus seeking reversal of the class certification decision.

         In May 1996, a purported nicotine-dependence/medical monitoring class action was filed in Louisiana state court against four United States cigarette manufacturers, including RJRT, and others, including RJRN. SCOTT, ET AL. v. THE AMERICAN TOBACCO COMPANY, INC., ET AL., Civil District Court for the Parish of Orleans, State of Louisiana, Docket No. 96-8461. On April 16, 1997, the Civil District Court of Orleans Parish granted plaintiffs' motion for class certification on behalf of Louisiana residents who require medical monitoring. In the class certification ruling, the court also dismissed the wholesaler defendants from the action. The remaining defendants removed the case to federal court on April 16, 1997. On December 2, 1997, plaintiffs' motion to remand the case to the Civil District Court of Orleans Parish was granted. In November 1998, an intermediate appellate court affirmed the trial court's certification of the medical monitoring class. In February 1999, the Louisiana Supreme Court declined to hear defendants' appeal of the class certification ruling.

         In June 1996, a purported nicotine-dependence class action was filed in New York state court against RJRT, RJRN, The Tobacco Institute and The Council for Tobacco Research. HOSKINS, ET AL. v. R.J. REYNOLDS TOBACCO COMPANY, ET AL., Supreme Court of the State of New York, County of New York, Case No. 96110951. In December 1996, defendants filed motions to dismiss the complaint and to deny class certification. On October 28, 1997, the trial court denied defendants' motions to dismiss and granted plaintiffs' motion for class certification. On July 16, 1998, the New York Supreme Court Appellate Division reversed the class certification decision and dismissed all claims. Plaintiffs have appealed this decision.

         In June 1996, a purported physical injury and nicotine-dependence class action was filed in the Superior Court of the District of Columbia against United States cigarette manufacturers, including RJRT, and others, including RJRN. RJRN has been voluntarily dismissed from this case. REED v. PHILIP MORRIS INCORPORATED, ET AL., Superior Court of the District of Columbia, Case No. CA-05070-96. Plaintiffs' motion for class certification was denied on August 18, 1997. Plaintiffs' filed an amended complaint on July 17, 1998, and have renewed their motion for class certification.

         In August 1996, a purported nicotine-dependence class action was filed in Pennsylvania state court against United States cigarette manufacturers, including RJRT, and others, including RJRN, and was subsequently removed to federal court. BARNES (formerly ARCH), ET AL. v. THE AMERICAN TOBACCO COMPANY, INC., ET AL., United States District Court for the Eastern District of Pennsylvania, Case No. 96-5903-CN. On August 22, 1997, Judge Clarence Newcomer granted plaintiffs' motion for class certification for medical monitoring. The class definition was: "All current residents of Pennsylvania who are cigarette smokers as of December 1, 1996 and who began smoking before age 19 while they were residents of Pennsylvania." Defendants filed a Motion for Summary Judgment on August 25, 1997 based on plaintiffs' claims for medical monitoring. On October 17, 1997 Judge Newcomer granted defendants' motion for summary judgment against each of the six class representatives (five on statute of limitations grounds and one on a medical monitoring issue). Judge Newcomer also decertified the class, finding that plaintiffs' claims of nicotine-dependence and theories of negligence and strict liability raised too many individual issues for class certification. In November 1998, the United States Court of Appeals for the Third Circuit upheld the trial court's decertification of the class and dismissal of the case. In March 1999, plaintiffs filed a petition for writ of certiorari to the United States Supreme Court.

         In August 1996, a purported nicotine-dependence class action was filed in Alabama state court, on behalf of Alabama and North Carolina residents, against four United States cigarette manufacturers, including RJRT, and others. In September 1996, the case was removed to federal court. LYONS, ET AL. v. THE AMERICAN TOBACCO CO., INC., ET AL., United States District Court for the Southern District of Alabama, Southern Division, Civil Action No. 96-0881-BH-S. Plaintiffs' motion to remand the case to state court was denied.

         In August 1996, a purported nicotine-dependence class action was filed in Ohio state court against United States cigarette manufacturers, including RJRT, and others, including RJRN, on behalf of Ohio residents and was subsequently removed to federal court in September, 1996. CHAMBERLAIN, ET AL. v. THE AMERICAN TOBACCO CO., ET AL., United States District Court, Northern District of Ohio, Case No. 1:96CV2005. Plaintiffs' motion to remand the case to state court was denied. Plaintiffs' motion for class certification is pending.

         In September 1996, a purported nicotine-dependence class action was filed in Minnesota state court against four United States cigarette manufacturers, including RJRT, and others, including RJRN. The case was removed by defendants to federal court in September 1996. Plaintiffs' motion to remand the case to state court was denied. THOMPSON/MASEPOHL, ET AL. v. THE AMERICAN TOBACCO CO., INC., ET AL., United States District Court, District of Minnesota, Third Division, Case No. CV3-96-888.

         In September 1996, a purported class action was filed in Tennessee state court against four United States cigarette manufacturers, including RJRT, and others, on behalf of all individuals and entities in the United States who have paid premiums to a Blue Cross or Blue Shield organization for medical insurance. The complaint alleges that defendants' actions have resulted in increased medical insurance premiums for all class members and seeks recovery under various consumer protection statutes as well as under theories of breach of special duty and unjust enrichment. This case was removed by defendants to federal court. Plaintiffs' motion to remand the case to state court was granted. PERRY, ET AL. v. PHILIP MORRIS, INC., ET AL., Circuit Court, Coffee County, Tennessee, Case No. 27,960.

         In October 1996, a purported nicotine-dependence class action was filed in New Mexico state court against four United States cigarette manufacturers, including RJRT, and others, including RJRN. CONNOR, ET AL. v. THE AMERICAN TOBACCO CO., ET AL., Second Judicial District Court, County of Bernalillo, State of New Mexico, Case No. CV-96-9422. RJRN has been dismissed from this case.

         In October 1996, a purported nicotine-dependence class action was filed in federal court in Puerto Rico against four United States cigarette manufacturers, including RJRT, and others. RUIZ, ET AL. v. THE AMERICAN TOBACCO CO., ET AL., United States District Court for the District of Puerto Rico, Civil Action No. 96-2300. Plaintiffs' motion for class certification was denied on March 17, 1998.

         In November 1996, a purported nicotine-dependence class action was filed in federal court in Arkansas against United States cigarette manufacturers, including RJRT, and others, including RJRN. HANSEN/MCGINTY, ET AL. v. THE AMERICAN TOBACCO CO., ET AL., United States District Court for the Eastern District of Arkansas, Western Division, Case No. LRC 96-881.

         In March 1996, PRO SE prisoners filed a purported class action against United States cigarette manufacturers including RJRT, and others, including RJRN, seeking class certification on behalf of prisoners in two Mississippi prisons based on alleged exposure to ETS. LYLE, ET AL. v. BROWN & WILLIAMSON TOBACCO CORPORATION, ET AL., United States District Court for the Northern District of Mississippi, Civil Action No. 3:96-CV-268WS. In October 1996, the court issued an order dismissing the action. Plaintiff filed a motion for relief from said dismissal which was denied on December 17, 1996. On March 26, 1997, plaintiff filed a motion for relief from judgment, and the tobacco defendants filed an opposition on April 8, 1997. RJRT has not been served in this case.

         In January 1997, a purported nicotine-dependence class action was filed in West Virginia state court against United States cigarette manufacturers, including RJRT, and others, including RJRN. Despite the fact that RJRT and RJRN had not been served, they joined with other defendants in removing the case to federal court in February 1997. MCCUNE v. THE AMERICAN TOBACCO COMPANY, ET AL., Circuit Court, Kanawha County, West Virginia, Case No. 2:97-0204. Plaintiffs' motion to remand the case was granted on January 30, 1998.

         In February 1997, a purported nicotine-dependence class action was filed in Hawaii state court against United States cigarette manufacturers, including RJRT, and others, including RJRN. PETERSON v. THE AMERICAN TOBACCO COMPANY, ET AL., United States District Court for the District of Hawaii, Case No. 97-0490-02. Defendants removed this case in March 1997. Plaintiffs' motion to remand is pending.

         In February 1997, a purported nicotine-dependence class action was filed in Kansas state court against United States cigarette manufacturers, including RJRT, and others, including RJRN. This case was removed to federal court in March 1997. EMIG v. THE AMERICAN TOBACCO COMPANY, ET AL., United States District Court, District of Kansas, Case No. 97-1121. In December 1998, the court denied plaintiffs' motion for class certification.

         In February 1997, a purported medical monitoring class action was filed in state court in Michigan against United States cigarette manufacturers, including RJRT, and others. BAKER, ET AL. v. AMERICAN TOBACCO, ET AL., Circuit Court, Wayne County, Michigan, Case No. 97-703444. Plaintiff voluntarily dismissed this case on August 21, 1998, and joined the TAYLOR case.

         In February 1997, a purported physical injury class action was filed in federal court in Oklahoma against United States cigarette manufacturers, including RJRT, and others. WALLS, ET AL. v. AMERICAN TOBACCO, ET AL., United States District Court for the Northern District of Oklahoma, Case No. 97-CV-218-H. On December 9, 1998, the federal court refused to certify for class treatment a number of claims, and certified five questions of Oklahoma state law to the Oklahoma Supreme Court.

         In March 1997, a purported physical injury class action was filed in state court in West Virginia against United States cigarette manufacturers, including RJRT, and others. Defendants removed this case to federal court in April 1997. Plaintiff filed a First Amended Complaint on September 26 1997, dropping plaintiff Ima Jean Ingle. On March 2, 1998, the case was remanded to state court. MUNCY (formerly INGLE and formerly WOODS), ET AL. v. PHILIP MORRIS INC., ET AL. Circuit Court, McDowell County, West Virginia, Case No. 1:97-0336.

         In March 1997, a purported nicotine-dependence class action was filed in state court in Nevada against United States cigarette manufacturers, including RJRT, and others, including RJRN (added via amended complaint). Defendants removed the case to federal court on March 21, 1997. Plaintiffs filed, but withdrew, a motion for remand. SELCER, ET AL. v. R. J. REYNOLDS TOBACCO COMPANY, ET AL., United States District Court, District of Nevada, Case No. CVS-97-00334 PMP.

         In April 1997, a purported physical injury class action was filed in Wisconsin state court against United States cigarette manufacturers, including RJRT, and others. Defendants removed the case to federal court in May 1997. Plaintiffs' motion to remand the case to the Circuit Court for Rock County was granted August 27, 1997. Defendants removed the case on diversity grounds on April 17, 1998, and plaintiffs' motion for remand was denied on June 10, 1998. INSOLIA v. PHILIP MORRIS INC., ET AL, United States District Court for the Western District of Wisconsin, Case No. 97-CV-230J. In December 1998, the court denied plaintiffs' motion for class certification.

         In April 1997, a purported nicotine-dependence class action was filed in state court in New Jersey against United States cigarette manufacturers, including RJRT, and others, including RJRN. COSENTINO, ET AL. v. PHILIP MORRIS INC., ET AL., Superior Court, Middlesex County, New Jersey, Case No. L-5135-97. This case was consolidated for class certification purposes with KIRSTEIN, Lippincott, Piscitello and Tepper. On October 22, 1998, the court denied plaintiffs' motion for class certification. Plaintiffs filed a motion for leave to appeal on February 26, 1999.

         In April 1997, a purported class action was filed in state court in Mississippi against United States cigarette manufacturers, including RJRT, and others, including RJRN. WHITE, ET AL. v. PHILIP MORRIS, INC., ET AL., Chancery Court, Jefferson County, Mississippi, Case No. 97-0053. Plaintiffs filed a motion to dismiss without prejudice on September 18, 1998.

         In May 1997, a purported physical injury class action was filed in federal court in Texas against United States cigarette manufacturers, including RJRT, and others. COLE, ET AL. v. THE TOBACCO INSTITUTE, ET AL., United States District Court for the Eastern District of Texas, Case No. 1:97-CV-0256.

         In May 1997, a purported physical injury class action was filed in the state court in New York against United States cigarette manufacturers, including RJRT, and others, including RJRN.

GEIGER, ET AL. v. AMERICAN TOBACCO, ET AL., Supreme Court, Queens County, New York, Case No. 010687. In July 1997, the court certified an interim class of all New York smokers with lung and/or throat cancer and their survivors. On July 6, 1998, the New York Appellate Division (Second Department) reversed the trial court's class certification order and remanded the case for discovery and a hearing on class certification.

         In May 1997, a purported nicotine-dependence class action was filed in state court in Tennessee against United States cigarette manufacturers, including RJRT, and others, including RJRN. Defendants removed this case to the federal court in June 1997. ANDERSON, ET AL. v. AMERICAN TOBACCO, ET AL., United States District Court, Eastern District of Tennessee, Case No. 3:97-CV-1441. Plaintiffs' motion to remand was denied.

         In May 1997, a purported nicotine-dependence class action was filed in state court in New Jersey against United States cigarette manufacturers, including RJRT, and others, including RJRN. KIRSTEIN (formerly ENRIGHT) v. AMERICAN TOBACCO, ET AL. Superior Court, Camden County, New Jersey, Case No.
699. On October 14, 1997, the case was transferred to the Middlesex County Superior Court, and consolidated for class certification purposes with Cosentino, Lippincott, Piscitello and Tepper. On October 22, 1998, the court denied plaintiffs' motion for class certification. Plaintiffs filed a motion for leave to appeal on February 26, 1999.

         In May 1997, a purported physical injury class action was filed in state court in Georgia against United States cigarette manufacturers, including RJRT, and others, including RJRN. LYONS v. BROWN & WILLIAMSON TOBACCO CORPORATION, ET AL., Superior Court, Fulton County, Georgia, Case No. E59346. In December 1998, plaintiffs voluntarily dismissed this case without prejudice.

         In May 1997, a purported nicotine-dependence class action was filed in state court in New Jersey against United States cigarette manufacturers, including RJRT, and others, including RJRN. TEPPER, ET AL. v. PHILIP MORRIS INCORPORATED, ET AL., Superior Court, Bergen County, New Jersey, Case No. L-4983-97-E. On October 14, 1997, the case was transferred to Middlesex County Superior Court, and consolidated for class certification purposes with Cosentino, KIRSTEIN, Lippincott and Piscitello. On October 22, 1998, the court denied plaintiffs' motion for class certification. Plaintiffs filed a motion for leave to appeal on February 26, 1999.

         In May 1997, a purported physical injury class action was filed in federal court in Illinois against United States cigarette manufacturers, including RJRT, and others, including RJRN. CLAY, ET AL. v. AMERICAN TOBACCO, ET AL., Case No. 97-4167-JPG.

         In May 1997, a purported physical injury and nicotine-dependence class action was filed in federal court in Georgia against United States cigarette manufacturers, including RJRT, and others. MCCAULEY v. BROWN & WILLIAMSON TOBACCO CORPORATION, ET AL., United States District Court for the Northern District of Georgia, Case No. 1:97-cv-1744.

         In May 1997, a purported physical injury class action was filed in Michigan state court against United States cigarette manufacturers, including RJRT, and others, including RJRN. TAYLOR, ET AL. v. THE AMERICAN TOBACCO COMPANY, ET AL., Circuit Court, Wayne County, Michigan, Case No. 97-715975.

         In June 1997, a purported physical injury/nicotine-dependence class action was filed in state court in New Jersey against United States cigarette manufacturers, including RJRT, and others, including RJRN. LIPPINCOTT v. AMERICAN TOBACCO, ET AL., Superior Court, Camden County, New Jersey, Case No. L-4702-97. On October 14, 1997 the case was transferred to Middlesex County Superior Court, and consolidated for class certification purposes with Cosentino, Enright, Piscitello and Tepper. On October 22, 1998, the court denied plaintiffs' motion for class certification. Plaintiffs filed a motion for leave to appeal on February 26, 1999.

         In June 1997, a purported physical injury class action was filed in state court in Iowa against United States cigarette manufacturers, including RJRT, and others, including RJRN. The case was removed to federal court. BRAMMER, ET AL. v. R. J. REYNOLDS TOBACCO COMPANY, ET AL., United States District Court for the Southern District of Iowa, Case No. 4-97-CV-10461.

         In June 1997, a purported physical injury class action was filed in state court in Louisiana against United States cigarette manufacturers, including RJRT, and others, including RJRN. KNOWLES, ET AL. v. AMERICAN TOBACCO, ET AL., District Court, Parish of Orleans, Louisiana, Case No. 97-11517. In December 1998, plaintiffs voluntarily dismissed this case without prejudice.

         In June 1997, a purported physical injury class action including those who desire to participate in smoking cessation programs was filed in state court in California against United States cigarette manufacturers, including RJRT, and others, including RJRN. BROWN, ET AL. v. THE AMERICAN TOBACCO COMPANY, ET AL., Superior Court, County of San Diego, California, Case No. 711400.

         In July 1997, a purported nicotine-dependence class action was filed in state court in New Jersey against United States cigarette manufacturers, including RJRT, and others, including RJRN. PISCITELLO, ET AL. v. PHILIP MORRIS, INCORPORATED, ET AL., Superior Court, Middlesex County, New Jersey, Case No. MID-L-7378-97. On October 14, 1997, the case was consolidated for class certification purposes with COSENTINO, KIRSTEIN, LIPPINCOTT and TEPPER. On October 22, 1998, the court denied plaintiffs' motion for class certification. Plaintiffs filed a motion for leave to appeal on February 26, 1999.

         In July 1997, a purported physical injury class action was filed in state court in Illinois against United States cigarette manufacturers, including RJRT, and others, including RJRN. Defendants removed the case to federal court in December 1997. DALEY, ET AL. v. AMERICAN BRANDS, INC., ET AL., United States District Court, Northern District of Illinois, Case No. 97L07963. On October 27, 1998, the court granted a stay, pending the class certification decision in CLAY.

         In September 1997, a purported ETS class action was filed in federal court in New York on behalf of federal prisoners against United States cigarette manufacturers, including RJRT, and others, including RJRN. NWANZE, ET AL. v. PHILIP MORRIS COMPANIES, INC., ET AL., United States District Court for the Southern District of New York, Case No. 97-CIV-7344. RJRT has not been effectively served.

         In September 1997, a purported physical injury/nicotine-dependence class action was filed in federal court in Texas against United States cigarette manufacturers, including RJRT, and others. BUSH v. PHILIP MORRIS, INC., ET AL., United States District Court for the Eastern District of Texas, Case No. 597CV180. The case is stayed.

         In October 1997, a purported physical injury class action was filed in federal court in Tennessee against United States cigarette manufacturers, including RJRT, and others. NEWBORN, ET AL. v. BROWN & WILLIAMSON TOBACCO CORPORATION, ET AL., United States District Court for the Western District of Tennessee, Case No.
97-2938.  Defendants' motion to dismiss is pending.

         In October 1997, a purported ETS class action on behalf of casino workers was filed in federal court in Nevada against United States cigarette manufacturers, including RJRT, and others, including RJRN. BADILLO, ET AL. v. AMERICAN TOBACCO, ET AL., United States District Court, District of Nevada, Case No. CV-N-97-00573-DWH.

         In November 1997, a purported physical injury class action was filed in federal court in South Carolina against United States cigarette manufacturers, including RJRT, and others, including RJRN. AKSAMIT, ET AL. v. BROWN & WILLIAMSON TOBACCO, ET AL., United States District Court, District of South Carolina, Case No.
6-97-3636-21.

         In November 1997, a purported ETS class action was filed in state court in Louisiana. Defendants removed this case to the United States District Court for the Eastern District of Louisiana on December 12, 1997. YOUNG v. AMERICAN TOBACCO COMPANY ET AL., Circuit Court, New Orleans, Louisiana, Case No. 97-19984. The case was remanded to state court on February 2, 1998.

         In December 1997, a purported medicare payment recoupment class action was filed in federal court in Texas against United States cigarette manufacturers, including RJRT, and others. MASON, ET AL. v. THE AMERICAN TOBACCO COMPANY, ET AL., United States District Court for the Northern District of Texas, Case No. 7-97CV-293-X.

         In December 1997, a purported ETS class action was filed in federal court in Nevada against cigarette manufacturers, including RJRT, and others. DIENNO, ET AL. v. LIGGETT GROUP, INC., ET AL., United States District Court for the District of Nevada, Case No. CV-S-98-489-DWH (RLH) In December 1998, this case was consolidated with the BADILLO case.

         In February 1998, a purported physical injury class action was filed in state court in Utah against United States cigarette manufacturers, including RJRT and others, including RJRN.

HERRERA v. AMERICAN TOBACCO, ET AL., District Court, Utah County, Utah, Case No. 9804-3567. The court dismissed this case in October 1998.

         In February 1998, a purported class action was filed in federal court in Utah against United States cigarette manufacturers, including RJRT, and others, including RJRN. JACKSON, ET AL. v. PHILIP MORRIS INCORPORATED (PHILIP MORRIS U.S.A.), ET AL., United States District Court for the District of Utah, Case No.
2:98CV00178B.

         In February 1998, a purported physical injury class action was filed against asbestos manufacturers, cigarette manufacturers, including RJRT, and others, including RJRN. PARSONS, ET AL. v. A C & S, INC., ET AL., Circuit Court, Kanawha County, West Virginia, Case No. 98-C-388.

         In March 1998, a purported unfair trade practices class action was filed against RJRT, and others, including RJRN, in state court in Pennsylvania, alleging that the labels "light" and "ultralight" on certain of RJRT's cigarettes are misleading. OLIVER, ET AL. v. R.J. REYNOLDS TOBACCO CO., ET AL., Court of Common Pleas, Philadelphia County, Pennsylvania, Case No. 000268.

         In April 1998, a purported ETS class action on behalf of casino workers was filed in state court in New Jersey against United States cigarette manufacturers, including RJRT, and others, including RJRN. AVALLONE, ET AL. v. THE AMERICAN TOBACCO CO., ET AL., Superior Court, Middlesex County, New Jersey, Case No. MID-L-488398. The court's decision on class certification is pending.

         In April 1998, a purported nicotine-dependence class action was filed in state court in California against United States cigarette manufacturers, including RJRT, and others, including RJRN. DANIELS, ET AL. v. PHILIP MORRIS COMPANIES, INC., ET AL., Superior Court, San Diego County, California, Case No. 719446.

         In April 1998, a purported ETS class action was filed in state court in Nevada against United States cigarette manufacturers, including RJRT, and others, including RJRN. Defendants removed the case to federal court on May 20, 1998. CHRISTENSEN v. PHILIP MORRIS COMPANIES, ET AL., United States District Court for the District of Nevada, Case No. CV-S-98-00717-LDG (RLH). No defendants have been served.

         In May 1998, a purported medical insurance premium recovery class action was filed in state court in Louisiana against United States cigarette manufacturers, including RJRT, and others, including RJRN. LANDRY, ET AL. v. LOUISIANA HEALTH SERVICE AND INDEMNITY CO., INC., ET AL., United States District Court for the Middle District of Louisiana, Case No. 449932 Div. H. On September 16, 1998, plaintiffs dismissed all tobacco defendants.

         In June 1998, a purported class action claiming fraud was filed against United States cigarette manufacturers, including RJRT, and others. CLEARY, ET AL. v. PHILIP MORRIS,

INCORPORATED, Circuit Court, Cook County, Illinois, Case No. 98L06427. On February 3, 1999, the court denied defendants' motion to dismiss.

         In June 1998, a purported ETS class action was filed against cigarette manufacturers, including RJRT, and others. COLLIER, ET AL. v. PHILIP MORRIS, INCORPORATED ("PHILIP MORRIS U.S.A."), ET AL., United States District Court for the Southern District of Mississippi, Case No. 1:98cv246BR. In March 1999, plaintiffs filed a motion to voluntarily dismiss this case without prejudice.

         In July 1998, a purported nicotine-dependence and physical injury class action was filed in state court in North Carolina against United States cigarette manufacturers, including RJRT, and others, including RJRN. CREEKMORE, ET AL. v. BROWN & WILLIAMSON TOBACCO CORPORATION, ET AL., Superior Court, Buncombe County, North Carolina, Case No. 98 CV 03403.

         In August 1998, a purported physical injury class action was filed in state court in New Mexico against United States cigarette manufacturers, including RJRT. JIMENEZ, ET AL. v. BROWN & WILLIAMSON TOBACCO CORPORATION, ET AL., District Court, Bernalillo County, New Mexico, Case No. CV-98 08035.

         In September 1998, a purported deceptive trade practices class action was filed against RJRT for the marketing of lights and ultralights cigarettes. MOREE, ET AL. v. R. J. REYNOLDS TOBACCO CO., United States District Court for the Eastern District of Texas, Case No. 1:98CV1833.

         In October 1998, a purported medical monitoring class action was filed in state court in Pennsylvania against United States cigarette manufacturers, including RJRT, and others, including RJRN. Defendants removed the case to federal court on November 16, 1998. SWEENEY, ET AL. v. AMERICAN TOBACCO COMPANY, ET AL., United States District Court for the Western District of Pennsylvania, Case No. 98-1908.

         In October 1998, a purported civil rights class action was filed in federal court in Pennsylvania alleging that United States cigarette manufacturers, including RJRT, and others, including RJRN, engaged in "discriminatory targeting of tobacco products sales to Black Americans." BROWN, ET AL. v. PHILIP MORRIS, INC., United States District Court for the Eastern District of Pennsylvania, Case No. 98-5518.

         In October 1998, a purported class action was filed in state court in New Jersey against RJRT and RJRN on behalf of New Jersey residents who purchased and smoked RJRT's light or ultralight cigarettes on or after March 3, 1992. TROMBINO, ET AL. v. R. J. REYNOLDS TOBACCO COMPANY, ET AL., Superior Court, Middlesex County, New Jersey, Case No. L-11263-98.

         In November 1998, a purported class action was filed on behalf of all California smokers in state court in California against the State of California and other public entities, as well as against United States cigarette manufacturers, including RJRT, and others. SMOKERS FOR

FAIRNESS, LLC, ET AL. v. THE STATE OF CALIFORNIA, ET AL., Superior Court, Los Angeles County, California, Case No. BC 198123. Plaintiffs allege, with respect to the tobacco defendants, that the use of tobacco products caused them to become addicted and caused injuries.

         In December 1998, a purported nicotine-dependence class action was filed in state court in Missouri against United States cigarette manufacturers, including RJRT, and others. On January 20, 1999, the case was removed to federal court. GATLIN, ET AL. v. THE AMERICAN TOBACCO CO., ET AL., United States District Court for the Eastern District of Missouri, Case No. 982-10021, Division 1.

         In December 1998, a purported nicotine-dependence class action was filed in state court in Missouri against United States cigarette manufacturers, including RJRT, and others, including RJRN. JONES, ET AL. v. THE AMERICAN TOBACCO COMPANY, ET AL., Circuit Court, Jackson County, Missouri, Case No. 98-CV-30687, Division 2.

                      HEALTH CARE COST RECOVERY LITIGATION

         In certain of the pending proceedings, various local government entities and others seek reimbursement for health care expenditures allegedly caused by tobacco products. The claims asserted in these health care cost recovery actions vary. Generally, plaintiffs assert the equitable claim that the tobacco industry was "unjustly enriched" by plaintiffs' payment of health care costs allegedly attributable to smoking and seek reimbursement of those costs. The plaintiffs in these various health care cost recovery actions also assert one or more of the following additional claims: the equitable claim of indemnity, common law claims of negligence, strict liability, breach of express and implied warranty, violation of a voluntary undertaking or special duty, fraud, negligent misrepresentation, conspiracy, public nuisance, claims under state and federal statutes governing consumer fraud, antitrust, deceptive trade practices and false advertising, and claims under federal or state RICO statutes.

         Each plaintiff seeks reimbursement of health care costs. Other relief sought by some, but not all, plaintiffs includes punitive damages, treble damages for alleged antitrust law violations, injunctions prohibiting alleged marketing and sales to minors, disclosure of research, disgorgement of profits, funding of anti-smoking programs, disclosure of nicotine yields and payment of attorney and expert witness fees.

         Defenses raised by defendants include failure to state a valid claim, lack of benefit, adequate remedy at law, "unclean hands" (namely, that plaintiffs cannot recover because they participated in, and benefited from, the sale of cigarettes), lack of antitrust injury, federal preemption, lack of proximate cause and statute of limitations. In addition, defendants argue that they should be entitled to "set-off" any alleged damages to the extent a governmental entity benefits economically from the sale of cigarettes through the receipt of excise taxes or otherwise.

         Defendants also argue that all of these cases are improper because plaintiffs must proceed under principles of subrogation and assignment. Under traditional theories of recovery, a payor of medical costs (such as an insurer) can seek recovery of health care costs from a third party solely by "standing in the shoes" of the injured party. Defendants argue that plaintiffs should be required to bring an action on behalf of each individual health care recipient and should be subject to all defenses available against the allegedly injured party.

         The following is a listing of health care cost recovery suits pending as of December 31, 1998, against RJRT and, in some cases RJRN, separated by the type of plaintiff involved:

                          STATE/COMMONWEALTH/TERRITORY

         On November 23, 1998, major tobacco manufacturers entered into a Master Settlement Agreement ("MSA") with attorneys general representing forty-six (46) states, the District of Columbia, Puerto Rico, Guam, the Virgin Islands, American Samoa and the Northern Marianas ("Settling States"). The MSA resolves the various health care cost recovery actions brought by the states/commonwealths/territories their various political subdivisions and contains releases of certain additional present and future claims.

                                   CITY/COUNTY

         Claims similar to those advanced in the state attorney general actions have also been asserted by cities and/or counties in separate actions. It is the industry's position that recovery in any such actions should be subject to the offset provisions of the MSA, and therefore, beyond the potential cost of defending these actions through trial, there should be no additional financial exposure as a result of these cases.

         Certain of the city/county cases have already been dismissed in light of the approval in the relevant jurisdictions of the MSA. The city/county cases pending as of December 31, 1998, included:

         CITY AND COUNTY OF SAN FRANCISCO v. PHILIP MORRIS, INC., ET AL., United States District Court for the Northern District of California, Case No. C-96-2090 DLJ.

         COUNTY OF LOS ANGELES v. R. J. Reynolds Tobacco Company, superior Court, San Diego County, California, Case No. 707651. This case was dismissed with prejudice in December 1998.

         THE PEOPLE OF THE STATE OF CALIFORNIA, ET AL. v. PHILIP MORRIS, INCORPORATED, ET AL., Superior Court, San Francisco County, Case No. 980864.

         CITY OF NEW YORK, ET AL. v. THE TOBACCO INSTITUTE, ET AL., Supreme Court, New York County, New York, Case No. 406225/96. In January 1999, the court ruled that the pending motions in this case, including motions to dismiss, were "moot" as this case has been settled as part of the MSA.

         COUNTY OF ERIE v. THE TOBACCO INSTITUTE, ET AL., Supreme Court, Erie County, New York, Case No. I 1997/359. In February 1999, the court stayed this action until decision of Erie County's appeal of the New York trial court's approval of the MSA or until further order of the court.

         COUNTY OF COOK v. PHILIP MORRIS INCORPORATED, ET AL., Circuit Court, Cook County, Illinois, Case No. 97-L-4550.

         CITY OF ST. LOUIS, ET AL. v. AMERICAN TOBACCO COMPANY, INC., ET AL., United States District Court for the Eastern District of Missouri, Case No. 4:98CV02087ERW.

         ST. LOUIS COUNTY, MISSOURI v. AMERICAN TOBACCO COMPANY, INC., ET AL., United States District Court for the Eastern District of Missouri, Case No. 4:98CV02104ERW.

                                     UNIONS

         Approximately 73 lawsuits have been brought by union trust funds against cigarette manufacturers and others in state and federal courts across the country in the past two years. The funds seek recovery on an aggregate basis for their payment of medical expenses of their "participants" - unionized employees and their dependents allegedly injured by cigarettes. The complaints in these cases are substantially identical, and more than 30 of the cases purport to be class actions on behalf of all union funds in a particular state. The union cases pending as of December 31, 1998, include:

         THE NORTHWEST LABORERS-EMPLOYERS HEALTH & SECURITY TRUST FUND, ET AL.
v. PHILIP MORRIS INC., ET AL., United States District Court for the Western District of Washington, Case No. C97-849-WD. In December 1998, the court denied defendants' motion for judgment on the pleadings. Trial in this case is scheduled for September 7, 1999.

         IRON WORKERS UNION INSURANCE FUND, ET AL. v. PHILIP MORRIS, INC., ET AL, United States District Court for the Northern District of Ohio, Case No. 1:97 CV 144. In October 1998, the trial court granted plaintiffs' motion for class certification. The class consists of all Ohio labor health and welfare funds. In February 1999, the Court of Appeals declined to review the trial court's class certification. The trial of this case began on February 22, 1999. After three weeks of trial, on March 18, 1999, a verdict was returned in favor of defendants on all counts.

         STATIONARY ENGINEERS LOCAL 39 HEALTH & WELFARE TRUST FUND, ET AL. v. PHILIP MORRIS, INC., et al., United States District Court for the Northern District of California, Case No. C-97-1519-MMC.

         KENTUCKY LABORERS DISTRICT COUNCIL HEALTH AND WELFARE TRUST FUND, ET AL. v. PHILIP MORRIS, INC., ET AL, United States District Court for the Western District of Kentucky, Case No. 3:97CV-394-H.

         MASSACHUSETTS LABORERS HEALTH AND WELFARE FUND, ET AL, v. PHILIP MORRIS, INC., ET AL., United States District Court, District Court of Massachusetts, Case No. 97-11552-GAO.

         HAWAII HEALTH & WELFARE FUND FOR OPERATING ENGINEERS v. PHILIP MORRIS, INC., ET AL., United States District Court, District of Hawaii, Case No. 97-00833. In January 1999, the court granted defendants' motion to dismiss based on the remoteness doctrine.

         UNITED FED OF TEACHERS WELFARE FUND, ET AL. v. PHILIP MORRIS, INC., United States District Court for the Southern District of New York, Case No.97CIV4676.

         LABORERS LOCAL 17 HEALTH & BENEFIT FUND, ET AL. v. PHILIP MORRIS, INC., United States District Court for the Southern District of New York, Case Number 97CIV4550.

         WEST VIRGINIA LABORERS PENSION FUND v. PHILIP MORRIS, INC., ET AL., United States District Court for the Southern District of West Virginia, Case No. 3:97-0708. Trial in this case is scheduled for June 6, 2000.

         OREGON LABORERS-EMPLOYERS HEALTH & WELFARE TRUST FUND, ET AL. v. PHILIP MORRIS, INC., ET AL., United States District Court for the District of Oregon, Case No. 9706-04707 Plaintiffs filed a motion for class certification.

         LABORERS' AND OPERATING ENGINEERS' UTILITY AGREEMENT HEALTH & WELFARE TRUST FUND v. PHILIP MORRIS, INC., ET AL., United States District Court for the District of Arizona, Case No. 97-1406-PHXSMM. In February 1999, the court granted defendants' motion to dismiss for failure to state a claim.

         TEAMSTERS NO. 142 HEALTH AND WELFARE TRUST FUND, ET AL. v. PHILIP MORRIS, INC., ET AL., United States District Court for the Northern District of Indiana, Case No. 3:97CV00667RM.

         EASTERN STATES HEALTH & WELFARE FUND, ET AL. v. PHILIP MORRIS, INC., ET AL., United States District Court for the Southern District of New York, Case No.97CV7346.

         WEST VIRGINIA-OHIO VALLEY AREA I.B.E.W. WELFARE FUND v. AMERICAN TOBACCO COMPANY, ET AL., United States District Court for the Southern District of West Virginia Case No: 97-C-2135. Trial in this case is scheduled for March 7, 2000.

         CONSTRUCTION LABORERS OF GREATER ST. LOUIS WELFARE FUND, ET AL. v. PHILIP MORRIS, INC., ET AL., United States District Court For the Eastern District of Missouri, Case No. 4:97CV02030ERW.

         NEW JERSEY CARPENTERS HEALTH FUND, ET AL. v. PHILIP MORRIS, INC., United States District Court for the District of New Jersey, Case No. 97-1728.

         RHODE ISLAND LABORERS' HEALTH & WELFARE FUND v. AMERICAN TOBACCO COMPANY, United States District Court for the District of Rhode Island, Case No. 97-500L.

         CENTRAL STATES JOINT BOARD HEALTH AND WELFARE TRUST FUND v. PHILIP MORRIS, INC., United States District Court for the Northern District of Illinois, Case No. 97C8114. In December 1998, the court granted defendants' motion to dismiss.

         TEXAS CARPENTERS HEALTH BENEFIT FUND, ET AL. v. PHILIP MORRIS, INC., United States District Court for the Eastern District of Texas, Case No. 97-CV-0625.

         CENTRAL LABORERS WELFARE FUND, ET AL. v. PHILIP MORRIS, INC., ET AL., United States District Court for Southern District of Illinois, Case No. 97-568-WDS.

         BAC LOCAL 32 INSURANCE TRUST FUND, ET AL. v. PHILIP MORRIS INC., ET AL., United States District Court for the District of Michigan, Case No. 97-75675.

         INTERNATIONAL BROTHERHOOD OF TEAMSTERS LOCAL 734 HEALTH AND WELFARE TRUST FUND v. PHILIP MORRIS, INC., ET AL., United States District Court for the Northern District of Illinois, Case No. 97C8113. In December 1998, the court granted defendants' motion to dismiss.

         IBEW LOCAL 363 WELFARE FUND v. PHILIP MORRIS, INC., ET AL., United States District Court for the Southern District of New York, Case No. 97CIV9396.

         IBEW LOCAL 25 WELFARE FUND v. PHILIP MORRIS, INC., ET AL., United States District Court for the Southern District of New York, Case No. 97-9395.

         LOCAL 138, 138A, AND 138B INTERNATIONAL UNION OF OPERATING ENGINEERS WELFARE FUND v. PHILIP MORRIS, INC., ET AL., United States District Court for the Southern District of New York, Case No. 97-9402.

         LOCAL 840, INTERNATIONAL BROTHERHOOD OF TEAMSTERS HEALTH & INSURANCE FUND v. PHILIP MORRIS, INC., ET AL., United States District Court for the Southern District of New York, Case No. 97CIV9398.

         PUERTO RICAN ILGWU HEALTH & WELFARE FUND v. PHILIP MORRIS, INC., ET AL., United States District Court for the Southern District of New York, Case No. 97CV9396.

         LONG ISLAND REGIONAL COUNCIL OF CARPENTERS WELFARE FUND v. PHILIP MORRIS, INC., ET AL., Supreme Court of New York for the County of New York, Case No. 97/122258.

         UNITED FOOD & COMMERCIAL WORKERS UNION v. PHILIP MORRIS, INC., ET AL., United States District Court for the Northern District of Alabama, Case No. CV-97-1340.

         LOCAL 1199 v. PHILIP MORRIS, INC., ET AL., United States District Court for the Southern District of New York, Case No. 97CV9401.

         LOCAL 1199 HOME CARE INDUSTRY BENEFIT FUND v. PHILIP MORRIS, INC., ET AL., United States District Court for the Southern District of New York, Case No. 97-9401.

         ASBESTOS WORKERS LOCAL 53 HEALTH AND WELFARE FUND, ET AL. v. PHILIP MORRIS, INC., United States District Court for the Eastern District of Louisiana, Case No. 97-1944c/w97-2570.

         SCREEN ACTORS GUILD-PRODUCERS HEALTH & WELFARE FUND PLAN, ET AL. v. PHILIP MORRIS, INC., ET AL., Superior Court of California, County of Los Angeles, Case No. BS181603.

         DAY CARE COUNCIL_LOCAL D.C. 1707 WELFARE FUND v. PHILIP MORRIS, INC., ET AL., United States District Court for the Southern District of New York, Case No. 97/606240.

         OPERATING ENGINEERS LOCAL 12 HEALTH & WELFARE FUND v. AMERICAN TOBACCO COMPANY, ET AL., Superior Court, Los Angeles County, California, Case No. BC 177968.

         STEAMFITTERS LOCAL UNION NO. 614 HEALTH AND WELFARE FUND, ET AL. v. PHILIP MORRIS, INC., ET AL., Circuit Court, Shelby County, Tennessee, Case No. 92260-2.

         ARKANSAS CARPENTERS HEALTH & WELFARE FUND v. PHILIP MORRIS, INC., ET AL., United States District Court for the District of Arkansas, Case No. LR-C-97-0754.

         CARPENTERS & JOINERS WELFARE FUND, ET AL v. PHILIP MORRIS, INC., ET AL., United States District Court for the District of Minnesota, Case No. 98-515JMR/FLN. Trial in this case is scheduled for March 1, 2000.

         NEW MEXICO AND WEST TEXAS MULTI-CRAFT HEALTH & WELFARE FUND, ET AL. v. PHILIP MORRIS, INC., ET AL., District Court, Bernalillo County, New Mexico, Case No. CV-97-0009118. In December 1998, the court dismissed the case with prejudice noting that the "remoteness doctrine was the principle catalyst for this decision."

         TEAMSTERS BENEFIT TRUST v. PHILIP MORRIS, INC., ET AL., Superior Court, Alameda County, California, Case No. 796981-5.

         NEWSPAPER PERIODICAL DRIVERS LOCAL 921, ET AL. v. PHILIP MORRIS, INC., ET AL., Superior Court, San Mateo County, California, Case No. 404469.

         BAY AREA AUTOMOTIVE GROUP WELFARE FUND v. PHILIP MORRIS, INC., ET AL., Superior Court, San Francisco County, California, Case No. 994380.

         OPERATING ENGINEERS LOCAL 324 HEALTH CARE FUND, ET AL. v. PHILIP MORRIS, INC., ET AL., Circuit Court, Wayne County, Michigan, Case No. 5:98-CV-60020. In February 1999, the court granted defendants' motion to dismiss.

         U.A. LOCAL NO. 343 HEALTH AND WELFARE TRUST FUND v. PHILIP MORRIS, INC., ET AL., Superior Court, Alameda County, California, Case No. 796956-4.

         U.A. LOCAL NO. 159 HEALTH AND WELFARE TRUST FUND v. PHILIP MORRIS, INC., ET AL., Superior Court, Alameda County, California, Case No. 796938 8.

         SIGN PICTORIAL AND DISPLAY INDUSTRY WELFARE FUND v. PHILIP MORRIS, INC., ET AL., Superior Court, San Francisco County, California, Case No. 994403.

         SAN FRANCISCO NEWSPAPER PUBLISHERS AND NORTHERN CALIFORNIA NEWSPAPER GUILD HEALTH & WELFARE TRUST v. PHILIP MORRIS, INC., Superior Court, San Francisco County, California, Case No. 994409.

         U.A. LOCAL NO. 467 HEALTH AND WELFARE TRUST FUND v. PHILIP MORRIS, INC., Superior Court, San Mateo County, California, Case No. 404308.

         PIPE TRADES DISTRICT COUNCIL NO. 36 HEALTH & WELFARE TRUST FUND v. PHILIP MORRIS, INC., Superior Court, Alameda County, California, Case No. 797130-1.

         MILWAUKEE CARPENTER'S DISTRICT COUNCIL HEALTH FUND, WELFARE BENEFIT PLAN AND ITS TRUSTEES v. PHILIP MORRIS, INCORPORATED, Circuit Court, Milwaukee County, Wisconsin, Case No. 98CV001704.

         BAY AREA DELIVERY DRIVERS SECURITY FUND v. PHILIP MORRIS, INC., Superior Court, Alameda County, California, Case No. 797589-9.

         U.A. LOCAL NO. 393 HEALTH AND WELFARE TRUST FUND v. PHILIP MORRIS, INC., Superior Court, Alameda County, California, Case No. 798474-3.

         NORTH COAST TRUST FUND v. PHILIP MORRIS, INC., Superior Court, San Francisco County, California, Case No. 994575.

         NORTHERN CALIFORNIA PLASTERERS HEALTH & WELFARE TRUST FUND v. PHILIP MORRIS, INC., Superior Court, San Francisco County, California, Case No. 995226.

         NORTHERN CALIFORNIA GENERAL TEAMSTERS SECURITY FUND v. PHILIP MORRIS, INC., Superior Court, Alameda County, California, Case No. 798492 9.

         UTAH LABORERS' HEALTH & WELFARE TRUST FUND, ET AL. v. PHILIP MORRIS, INCORPORATED (PHILIP MORRIS U.S.A.), ET AL., United States District Court for the District of Utah, Case No. 2:98CV403C.

         NORTHERN CALIFORNIA BAKERY DRIVERS SECURITY FUND v. PHILIP MORRIS, INC., Superior Court, Alameda County, California, Case No. 797362-6.

         SERVICE EMPLOYEES INTERNATIONAL UNION HEALTH & WELFARE FUND, ET AL. v. PHILIP MORRIS, INC., ET AL., United States District Court for the District of Columbia, Case No. 1:98CV00704-GK.

         CONTRACTORS, LABORERS, TEAMSTERS & ENGINEERS HEALTH & WELFARE PLAN v. PHILIP MORRIS, INC., United States District Court for the District of Nebraska, Case No. 8:98CV364. In February 1999, the court granted defendants' motion to dismiss for failure to state a claim.

         MICHAEL H. HOLLAND, ET AL. v. PHILIP MORRIS, INCORPORATED (PHILIP MORRIS U.S.A.), ET AL., United States District Court for the District of Columbia, Case No. 1:98CV01716.

         THE NATIONAL ASBESTOS WORKERS MEDICAL FUND, ET AL. v. PHILIP MORRIS INCORPORATED (PHILIP MORRIS U.S.A.), ET AL., United States District Court for the Easterm District of New York, Case No. CV 98 1492. In October 1998, the court denied defendants' motion to dismiss. Trial in this case is scheduled for April 5, 2000.

         JOINT BENEFIT TRUST v. PHILIP MORRIS, INC., Superior Court, Alameda County, California, Case No. 799495-5.

         NORTHERN CALIFORNIA PIPE TRADES HEALTH AND WELFARE TRUST v. PHILIP MORRIS, INC., Superior Court, Alameda County, California, Case No. 799692-4.

         SHOP IRONWORKERS LOCAL 790 WELFARE PLAN v. PHILIP MORRIS, INC., Superior Court, Alameda County, California, Case No. 801309-3.

         IBEW LOCAL 595 HEALTH AND WELFARE TRUST FUND v. PHILIP MORRIS, INC., Superior Court, Alameda County, California, Case No. 801292-0.

         SAN FRANCISCO CULINARY, BARTENDERS AND SERVICE EMPLOYEES WELFARE FUND
v. PHILIP MORRIS, INC., Superior Court, San Francisco County, California, Case No. 996855.

         PLASTERING INDUSTRY WELFARE TRUST FUND v. PHILIP MORRIS, INC., Superior Court, San Francisco County, California, Case No. 996189.

         NORTHERN CALIFORNIA TILE INDUSTRY HEALTH & WELFARE TRUST FUND v. PHILIP MORRIS, INC., Superior Court, San Francisco County, California, Case No. 996822.

         CENTRAL VALLEY PAINTING & DECORATING HEALTH & WELFARE TRUST FUND v. PHILIP MORRIS, INC., Superior Court, San Francisco County, California, Case No. 996262.

         CENTRAL COAST TRUST FUND v. PHILIP MORRIS, INC., Superior Court, San Francisco County, California, Case No. 998208.

         S.E.I.U. LOCAL 74 WELFARE FUND, ET AL. v. PHILIP MORRIS, INC., United States District Court for the District of Columbia, Case No. 1:98CV01569.

                             INSURERS/SELF-INSURERS

         Claims for recovery of health costs have also been filed by four groups of health care insurers, as well as a private entity that purported to operate its employee health care programs on a self-insured basis. The claims advanced in these cases are comparable to those advanced in the union health care cost recovery actions.
The insurer/self insurer cases pending as of December 31, 1998, included:

         GROUP HEALTH PLAN, ET AL. v. PHILIP MORRIS INCORPORATED, ET AL., United States District Court for the District of Minnesota, Case No. 98-CV-1036. Trial in this case is scheduled for March 1, 2000.

         REGENCE BLUESHIELD, ET AL. v. PHILIP MORRIS, INCORPORATED, ET AL., United States District Court for the Western District of Washington, at Seattle, Case No. C98-0559R. In January 1999, the court granted certain defendants' motion to dismiss for failure to state a claim, holding that plaintiffs do not have standing to bring the action because the alleged injuries are not distinct and separate from the alleged injuries to the health care plan members and are, therefore, too remote.

         GREAT LAKES SALES & MARKETING (formerly WILLIAMS & DRAKE COMPANY, INC.), ET AL. v. THE AMERICAN TOBACCO COMPANY, ET AL., United States District Court for the Western District of Pennsylvania, Case No. 98553. In December 1998, the court dismissed this case with prejudice.

         BLUE CROSS AND BLUE SHIELD OF NEW JERSEY, INC., ET AL. v. PHILIP MORRIS, INCORPORATED, ET AL., United States District Court for the Eastern District of New York, Case No. CV 98 3287. In February 1999, the court denied certain defendants' motions to dismiss for failure to state a claim and failure to join necessary parties. Trial in this case is scheduled for January 10, 2000.

         ARKANSAS BLUE CROSS AND BLUE SHIELD, ET AL. v. PHILIP MORRIS, INCORPORATED, United States District Court for the Northern District of Illinois, Case No. 98 C 2612.

                                  INDIAN TRIBES

         Five Indian tribes have filed actions against the industry in Indian tribal courts. These claims are not affected by the MSA. Motions to dismiss based on lack of subject matter jurisdiction have been briefed and argued in three of these cases. One of the tribal courts has denied the defendants' motion. The motion has been argued and is under submission in two jurisdictions. A sixth Indian tribe, the Pechanga Band, has filed a putative class action in San Diego Superior Court. The Indian Tribe cases pending as of December 31, 1998, included:

         MUSCOGEE CREEK NATION v. THE AMERICAN TOBACCO COMPANY, ET AL., Muscogee Creek Tribal Court, Case No. CV 97-27.

         CROW CREEK SIOUX TRIBE v. THE AMERICAN TOBACCO COMPANY, ET AL., Tribal Court of the Crow Creek Sioux, Case No. CV 97-09-082.

         LOWER BRULE SIOUX NATION v. THE AMERICAN TOBACCO COMPANY, Lower Brule Sioux Tribal Court, Case No. 97-5-0057.

         THE STANDING ROCK SIOUX TRIBE v. THE AMERICAN TOBACCO COMPANY, ET AL., Standing Rock Sioux Tribal Court, North Dakota.

         THE SISSETON-WAHPETON SIOUX TRIBE v. THE AMERICAN TOBACCO COMPANY, ET AL., Sisseton-Wahpeton Sioux Tribal Court, North Dakota.

         PECHANGA BAND OF LUISENO MISSION INDIANS, ET AL. v. PHILIP MORRIS, INC., Superior Court, San Diego County, California, Case No. 725419.

                              ASBESTOS CONTRIBUTION

         Nine actions have been filed against the Company by asbestos companies and/or related asbestos-related trust funds asserting claims for unjust enrichment, restitution, contribution, indemnity and unfair contribution. These theories are advanced based on the notion that the asbestos entities have "overpaid" claims brought against them to the extent that tobacco use, not asbestos exposure, was the cause of the alleged personal injuries with respect to which they have paid compensation. As with the other health care cost recovery actions, the complaints typically seek to aggregate the alleged damages associated with tens of thousands of underlying claims, without specifically identifying a single individual who claims injury by virtue of tobacco use.

         The asbestos contribution actions pending as of December 31, 1998, included:

         FALISE, ET AL. v. THE AMERICAN TOBACCO COMPANY, ET AL., United States District Court for the Eastern District of New York, Case No. 97 CV 7640. Trial in this case is scheduled for November 18, 1999.

         KEENE CREDITORS TRUST v. BROWN & WILLIAMSON TOBACCO CORPORATION SUCCESSOR TO THE AMERICAN TOBACCO COMPANY, ET AL., Supreme Court, New York County, New York, Case No. 606479/97.

         CONWED CORPORATION, ET AL. v. R. J. REYNOLDS TOBACCO COMPANY, United States District Court for the District of Minnesota, Case No. 98-CV-1412. Trial in this case is scheduled for March 1, 2000.

         RAYMARK INDUSTRIES, INC. v. R. J. REYNOLDS TOBACCO COMPANY, Circuit Court, Duval County, Florida, Case No. 97-5254 CA-F.

         RAYMARK INDUSTRIES, INC. v. THE AMERICAN TOBACCO COMPANY, ET AL., United States District Court for the Eastern District of New York, Case No. 98-CV-675.

         RAYMARK INDUSTRIES, INC. v. THE AMERICAN TOBACCO COMPANY, ET AL., United States District Court for the Northern District of Georgia, Case No. 1 97-CV-2711

         H. K. PORTER COMPANY, INC. v. THE AMERICAN TOBACCO COMPANY, ET AL., United States District Court for the Eastern District of New York, Case No. CV 97-7658 (JBW) .

         FIBREBOARD CORPORATION, ET AL. v. R. J. Reynolds Tobacco Company, ET AL., Superior Court, Alameda County, California, Case No. 791919-8.

         THOMAS v. R. J. Reynolds Tobacco Company, ET AL., Circuit Court, Jefferson County, Mississippi, Case No. 96-0065. Trial in this case is scheduled for an unspecified date in July 2000.

                                  INTERNATIONAL

         Certain foreign countries have filed lawsuits in United States courts asserting claims comparable to those asserted in the domestic health care cost recovery actions. The international actions pending as of December 31,1998, included:

         THE REPUBLIC OF THE MARSHALL ISLANDS v. THE AMERICAN TOBACCO COMPANY, ET AL., High Court, Marshall Islands, Case No. 1997-261.

         THE REPUBLIC OF PANAMA v. THE AMERICAN TOBACCO COMPANY, INC., ET AL., United States District Court for the Eastern District of Louisiana, Case No. 98-17752 F Section 10.

         Certain additional cases have been filed against the Company since the beginning of the year. These include:

         THE REPUBLIC OF BOLIVIA v. PHILIP MORRIS COMPANIES, INC., ET AL., United States District Court for the Southern District of Texas, Case No. G-99-110. In March 1999, the United States District Court for the Southern District of Texas transferred this case to the United States District Court for the District of Columbia.

         THE KINGDOM OF THAILAND v. THE TOBACCO INSTITUTE, ET AL., United States District Court for the Southern District of Texas, Case No. H-99-0320.

         THE REPUBLIC OF VENEZUELA v. PHILIP MORRIS COMPANIES, INC., ET AL., United States District Court for the Southern District of Florida, Miami Division, Case No. 99-01943 CA.

                                      OTHER

         Certain additional health care cost recovery actions, falling into a series of miscellaneous categories, were also pending as of December 31, 1998. These included:

TAXPAYERS

         BECKOM v. AMERICAN TOBACCO, ET AL., United States District Court for the Eastern District of Tennessee, Case No. 3:97-cv-0436.

         STATE EX REL. COYNE, ET AL. v. THE AMERICAN TOBACCO CO., ET AL., United States District Court for the Northern District of Ohio, Case No. 96-2247. Trial in this case is scheduled for May 4, 2000.

         DELISA WOODS, ET AL. v. THE AMERICAN TOBACCO COMPANY, ET AL., United States District Court for the Middle District of North Carolina, Case No. 1:98 CV 138.

UNIVERSITY

         UNIVERSITY OF SOUTH ALABAMA v. THE AMERICAN TOBACCO COMPANY, ET AL., United States District Court for the District of Alabama, Case No. 97-0552-BH-S. In March 1999, the Court of Appeals reversed the trial court's dismissal of this case.

HOSPITAL

         ALLEGHENY GENERAL HOSPITAL, ET AL. v. PHILIP MORRIS, INC., United States District Court for the Western District of Pennsylvania, Case No. 98-18956.

                              CERTAIN OTHER ACTIONS

         Certain additional actions were pending against the company as of December 31, 1998. These included:

PROP 65

         THE PEOPLE OF THE STATE OF CALIFORNIA, ET AL. v. BROWN & WILLIAMSON TOBACCO CORPORATION, ET AL., Superior Court, San Francisco County, Case No. 996781.

         THE PEOPLE OF THE STATE OF CALIFORNIA, ET AL. v. PHILIP MORRIS INCORPORATED, ET AL., Superior Court, Los Angeles County, Case No. BC 19427.

MSA-RELATED

         HISE, ET AL. v. PHILIP MORRIS, INCORPORATED, United States District Court for the Northern District of Oklahoma, Case No. 98CV947 C (E) .

         VAUGHAN, ET AL. v. JAMES S. GILMORE, III, ET AL., Superior Court, Henrico County, Virginia, Case No. 998147.